Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	Joshua Moore Vice President – Investor Relations, Treasury & Corporate Finance (972) 409-1527

Michaels Stores, Inc. Reports Fourth Quarter and Fiscal 2013 Results

IRVING, Texas – April 29, 2014 – Michaels Stores, Inc. (the “Company”) today reported its financial results for the fourth quarter and fiscal year ended February 1, 2014.

Fourth Quarter Financial Highlights

•                  Comparable store sales increased 4.6% driven by a 4.2% increase in the Company’s average ticket and a 0.5% increase in transactions, partially offset by a 10 basis point impact from deferred custom framing revenue.  The Canadian foreign exchange rate negatively impacted comparable store sales by 70 basis points.

•                  Net sales increased 2.0% to $1.55 billion from $1.52 billion during the fourth quarter of fiscal 2012, which had a 53rd week that generated an estimated $66 million in net sales.

•                  Gross profit for the quarter increased 1.0% to $623 million from $617 million during the fourth quarter of fiscal 2012. Gross profit decreased approximately 40 basis points to 40.1% as a percent of net sales.  The decrease in the Company’s gross profit rate was driven by lower merchandise margin, and increased freight and distribution costs, partially offset by improvements in the Company’s shrink rate.

•                  Selling, general and administrative expense (“SG&A”), including share-based compensation and other expenses decreased 4.4% to $346 million from $362 million during the fourth quarter of fiscal 2012.  SG&A decreased approximately 150 basis points to 22.3% as a percent of net sales.  The decrease in the Company’s SG&A rate was driven by lower store operating expenses, a decrease in performance-based incentive compensation and the impairment of an intangible asset in fiscal 2012.

•                  Operating income for the quarter increased 8.6% to $277 million and as a percent of net sales increased approximately 110 basis points to 17.8%.

•                  Net income for the quarter increased 36.2% to $143 million and increased approximately 230 basis points as a percent of net sales to 9.2%.

Fiscal 2013 Financial Highlights

•                  Comparable store sales increased 2.9% driven by a 3.3% increase in the Company’s average ticket, partially offset by a 0.4% decrease in transactions.  The impact of Canadian foreign exchange rate negatively impacted comparable store sales by 40 basis points.

•                  Net sales increased 3.7% to $4.57 billion from $4.41 billion over fiscal 2012.

•                  Gross profit increased 3.2% to $1.82 billion.  As a percent of net sales the Company’s gross profit decreased approximately 10 basis points to 39.9% from 40.0% during fiscal 2012.

•                  SG&A, including share-based compensation and other expenses increased 3.2% to $1.21 billion from $1.17 billion over fiscal 2012.  SG&A decreased approximately 10 basis points to 26.5% as a percent of net sales.

•                  Operating income increased 3.2% to $611 million and was flat as a percent of net sales at 13.4%.

•                  Net income increased 32.0% to $264 million and as a percent of net sales increased approximately 130 basis points to 5.8%.

Balance Sheet and Cash Flow

•                  The Company ended the year with $234 million in cash, $2.89 billion in debt and approximately $589 million in availability under its asset-based revolving credit facility.

•                  Inventory at the end of the year was $901 million.  Average Michaels store inventory, inclusive of distribution centers, was $764,000, an increase of 1.3% from last year’s balance of $754,000.

Store Information

•                  During the fourth quarter of fiscal 2013, the Company closed one Michaels store and one Aaron Brothers store.

•                  The Company operated 33 net new Michaels and Aaron Brothers stores during fiscal 2013.  The Company opened 40, relocated 14 and closed three Michaels stores during the year.  Additionally, the Company relocated two and closed five Aaron Brothers stores (note that a store closure relating to a relocation occurred in fiscal 2012 and the relocated store opened in fiscal 2013).  The Company now operates 1,257 stores including 1,136 Michaels stores and 121 Aaron Brothers stores.

The Company will host a conference call to discuss its fourth quarter financial results at 8:00 a.m. Central time on Tuesday, April 29.  The call will be available by dialing (866) 425-6198, conference ID# 34186156.  Due to the quiet period associated with the S-1 filing of the Company’s parent (The Michaels Companies, Inc.), there will not be a question and answer session at the end of the call. The conference call will also be webcast at www.michaels.com.  To listen to the live webcast, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for 30 days after the call.

Irving, Texas-based Michaels Stores, Inc. is North America’s largest specialty retailer of arts and crafts. As of February 1, 2014, the Company owns and operates 1,136 Michaels stores in 49 states and Canada and 121 Aaron Brothers stores, and produces 11 exclusive private brands including Recollections®, Studio Decor®, Bead Landing®, Creatology®, Ashland®, Celebrate It®, Art Minds®, Artist’s Loft®, Craft Smart®, Loops & Threads® and Imagin8®. For more information visit www.michaels.com or www.facebook.com/Michaels or follow Michaels on Twitter and Pinterest @MichaelsStores.

This news release may contain forward-looking statements that reflect our plans, estimates and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that the Company or its management “plans,” “estimates,” “believes” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income, planned capital expenditures, new store openings and other financial performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to: risks related to general economic conditions; risks related to our substantial indebtedness; changes in customer demands; our recent data breach and any future failure to adequately maintain security; competition, including internet-based competition, could negatively impact our business; our reliance on foreign suppliers; our success will depend on how well we manage our business; our growth depends on our ability to open new stores; damage to the reputation of the Michaels brand or our private and exclusive brands; a weak fourth quarter would materially adversely affect our operating results; our suppliers may fail us; unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, operating results and cash flow; changes in regulations or enforcement may adversely impact our business; product recalls and/or product liability, as well as changes in product safety and other consumer protection laws; significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel, wood and paper may adversely affect our costs, including cost of merchandise; improvements to our supply chain may not be fully successful; we may be subject to information technology system failures or network disruptions, or our information systems may prove inadequate, resulting in damage to our reputation, business operations, and financial conditions; changes in newspaper subscription rates may result in reduced exposure to our circular advertisements; our debt agreements contain restrictions that limit our flexibility in operating our business; disruptions in the capital markets could increase our costs of doing business; our real estate leases generally obligate us for long periods, which subjects us to various financial risks; we have co-sourced certain of our information technology, accounts payable, payroll, accounting and human resources functions and may co-source other administrative functions, which make us more dependent upon third parties; we are exposed to fluctuations in exchange rates between the U.S. and Canadian dollar, which is the functional currency of our Canadian subsidiaries; we are dependent upon the services of our senior management team; failure to attract and retain quality sales, distribution center or experienced buying and management personnel could adversely affect our performance; catastrophic events, including geo-political events and weather, may adversely impact our results; the interests of our indirect parent company and sponsors may conflict with the Company’s interests and the interests of our debt investors; and other factors as set forth in our prior filings with the Securities and Exchange Commission.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

Michaels Stores, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

The following table sets forth the Company’s Earnings before Interest, Taxes, Depreciation, Amortization and losses on early extinguishment of debt. (“EBITDA (excluding refinancing costs and losses on early extinguishment of debt)”).  The Company defines EBITDA (excluding refinancing costs and losses on early extinguishment of debt) as net income before interest, income taxes, depreciation, amortization and refinancing costs and losses on early extinguishment of debt. Additionally, the table presents Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).  The Company defines Adjusted EBITDA as EBITDA (excluding refinancing costs and losses on early extinguishment of debt) adjusted for certain defined amounts that are added to, or subtracted from, EBITDA (excluding refinancing costs and losses on early extinguishment of debt) (collectively, the “Adjustments”) in accordance with the Company’s $1.6 billion Senior secured term loan and $650 million Asset-based revolving credit facility. The Adjustments are described in further detail in the footnotes to the table below.

The Company has presented EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA in this press release to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  The Company uses EBITDA (excluding refinancing costs and losses on early extinguishment of debt), among other metrics, to evaluate operating performance, to plan and forecast future periods’ operating performance and as an element of its incentive compensation targets for certain management personnel. Adjusted EBITDA is a required calculation under the Company’s Senior secured term loan and its Asset-based revolving credit facility. As it relates to the Senior secured term loan, Adjusted EBITDA is used in the calculation of the fixed charge coverage ratio, which, under certain circumstances, may result in limitations on the Company’s ability to make restricted payments as well as the determination of mandatory repayments of the loans. Under the Asset-based revolving facility, Adjusted EBITDA is used in the calculation of fixed charge coverage ratios, which, under certain circumstances, may restrict the Company’s ability to make certain payments (characterized as restricted payments), investments (including acquisitions) and debt repayments.

As EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA are not measures of operating performance or liquidity calculated in accordance with U.S. GAAP, these measures should not be considered in isolation of, or as a substitute for, net income, as an indicator of operating performance, or net cash provided by operating activities as an indicator of liquidity.  Our computation of EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA may differ from similarly titled measures used by other companies. As EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA exclude certain financial information compared with net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA to net income and net cash provided by operating activities.

Michaels Stores, Inc.

Consolidated Balance Sheets

(Unaudited)

	February 1,	February 2,
(In millions, except share data)	2014	2013
ASSETS
Current assets:
Cash and equivalents	$234	$56
Merchandise inventories	901	862
Prepaid expenses and other	95	86
Receivable from Parent	2	—
Deferred income taxes	39	37
Income tax receivables	2	3
Total current assets	1,273	1,044
Property and equipment, at cost	1,600	1,502
Less accumulated depreciation and amortization	(1,242)	(1,164)
Property and equipment, net	358	338
Goodwill	94	94
Debt issuance costs, net of accumulated amortization of $54 at February 1, 2014, and February 2, 2013	37	46
Deferred income taxes	28	30
Long-term receivable from Parent	8	—
Other assets	3	3
Total non-current assets	170	173
Total assets	$1,801	$1,555

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$368	$263
Accrued liabilities and other	377	367
Share-based compensation liability	—	35
Current portion of long-term debt	16	150
Dividend payable to Holdings	30	—
Deferred income taxes	1	4
Income taxes payable	42	37
Total current liabilities	834	856
Long-term debt	2,878	2,891
Deferred income taxes	2	2
Share-based compensation liability	—	27
Other long-term liabilities	88	83
Total long-term liabilities	2,968	3,003
Total liabilities	3,802	3,859
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $0.10 par value, 100 shares authorized;
100 shares issued and outstanding at February 1, 2014 and February 2, 2013	—	—
Additional paid-in capital	124	49
Accumulated deficit	(2,125)	(2,359)
Accumulated other comprehensive income	—	6
Total stockholders’ deficit	(2,001)	(2,304)
Total liabilities and stockholders’ deficit	$1,801	$1,555

Michaels Stores, Inc.

Consolidated Statements of Comprehensive Income

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	February 1,	February 2,	February 1,	February 2,
(In millions)	2014	2013	2014	2013

Net sales	$1,555	$1,524	$4,570	$4,408
Cost of sales and occupancy expense	932	907	2,748	2,643
Gross profit	623	617	1,822	1,765
Selling, general, and administrative expense	334	345	1,169	1,132
Share-based compensation	8	6	23	15
Impairment of intangible assets	—	8	—	8
Related party expenses	4	3	14	13
Store pre-opening costs	—	—	5	5
Operating income	277	255	611	592
Interest expense	46	58	183	245
Refinancing costs and losses on early extinguishment of debt	7	30	14	33
Other (income) and expense, net	1	—	2	(1)
Income before income taxes	223	167	412	315
Provision for income taxes	80	62	148	115
Net income	143	105	264	200

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(4)	—	(6)	—
Comprehensive income	$139	$105	$258	$200

Michaels Stores, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Fiscal Year Ended
	February 1,	February 2,
(In millions)	2014	2013

Operating activities:
Net income	$264	$200
Adjustments:
Depreciation and amortization	106	97
Share-based compensation	34	21
Debt issuance costs amortization	9	14
Accretion of long-term debt	(1)	—
Refinancing costs and losses on early extinguishments of debt	14	33
Impairment of intangible assets	—	8
Changes in assets and liabilities:
Merchandise inventories	(38)	(21)
Prepaid expenses and other	(8)	(7)
Deferred income taxes	(3)	(2)
Accounts payable	102	(35)
Accrued interest	(8)	(10)
Accrued liabilities and other	(12)	(16)
Income taxes	5	18
Other long-term liabilities	4	(1)
Net cash provided by operating activities	468	299

Investing activities:
Additions to property and equipment	(112)	(124)
Net cash used in investing activities	(112)	(124)

Financing activities:
Borrowings on Restated Term Loan Credit Facility	—	1,640
Repayments on senior secured term loan facility	(12)	(1,996)
Borrowings on asset-based revolving credit facility	389	322
Payments on asset-based revolving credit facility	(390)	(321)
Issuance of senior notes due 2018	—	213
Repurchase of subordinated discount notes due 2016	—	(315)
Repurchase of senior subordinated notes due 2016	(403)	—
Issuance of senior subordinated notes due 2020	260	—
Payment of debt issuance costs	(3)	(13)
Payment of refinancing costs	(2)	(12)
Payment of capital leases	(3)	(3)
Change in cash overdraft	(4)	(5)
Payments on behalf of Parent	(10)	—
Net cash used in financing activities	(178)	(490)

Net increase (decrease) in cash and equivalents	178	(315)
Cash and equivalents at beginning of period	56	371
Cash and equivalents at end of period	$234	$56

Supplemental Cash Flow Information:
Cash paid for interest	$183	$239
Cash paid for income taxes	$145	$108

Michaels Stores, Inc

Summary of Operating Data

(Unaudited)

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of operations:

	Quarter Ended		Fiscal Year Ended
	February 1,	February 2,	February 1,	February 2,
	2014	2013	2014	2013

Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy expense	59.9	59.5	60.1	60.0
Gross profit	40.1	40.5	39.9	40.0
Selling, general, and administrative expense	21.5	22.6	25.6	25.7
Share-based compensation	0.5	0.4	0.5	0.3
Impairment of intangible assets	—	0.5	—	0.2
Related party expenses	0.3	0.2	0.3	0.3
Store pre-opening costs	—	—	0.1	0.1
Operating income	17.8	16.7	13.4	13.4
Interest expense	3.0	3.8	4.0	5.6
Refinancing costs and losses on early extinguishments of debt	0.5	2.0	0.3	0.7
Other (income) and expense, net	0.1	—	—	—
Income before income taxes	14.3	11.0	9.0	7.1
Provision for income taxes	5.1	4.1	3.2	2.6
Net income	9.2%	6.9%	5.8%	4.5%

The following table sets forth certain of our unaudited operating data:

	Quarter Ended		Fiscal Year Ending
	February 1,	February 2,	February 1,	February 2,
	2014	2013	2014	2013

Michaels stores:
Retail stores open at beginning of period	1,137	1,099	1,099	1,064
Retail stores opened during the period	—	2	40	38
Retail stores opened relocations during the period	—	—	14	13
Retail stores closed during the period	(1)	(2)	(3)	(3)
Retail stores closed relocations during the period	—	—	(14)	(13)
Retail stores open at end of period	1,136	1,099	1,136	1,099

Aaron Brothers stores:
Retail stores open at beginning of period	122	127	125	134
Retail stores opened relocations during the period	—	—	2	—
Retail stores closed during the period	(1)	(2)	(5)	(8)
Retail stores closed relocations during the period	—	—	(1)	(1)
Retail stores open at end of period	121	125	121	125

Total store count at end of period	1,257	1,224	1,257	1,224

Other operating data:
Average inventory per Michaels store (in thousands)	$764	$754	$764	$754
Comparable store sales increase	4.6%	1.7%	2.9%	1.5%

Michaels Stores, Inc.

Reconciliation of Adjusted EBITDA

	Quarter Ended		Fiscal Year Ended
	February 1,	February 2,	February 1,	February 2,
(In millions)	2014	2013	2014	2013

Net cash provided by operating activities	$394	$286	$468	$299
Depreciation and amortization	(32)	(26)	(106)	(97)
Share-based compensation	(15)	(6)	(34)	(21)
Debt issuance costs amortization	(3)	(2)	(9)	(14)
Accretion of long-term debt	1	—	1	—
Refinancing costs and losses on early extinguishment of debt	(7)	(30)	(14)	(33)
Impairment of intangible assets	—	(8)	—	(8)
Changes in assets and liabilities	(195)	(109)	(42)	74
Net income	143	105	264	200
Interest expense	46	58	183	245
Refinancing costs and losses on early extinguishment of debt	7	30	14	33
Provision for income taxes	80	62	148	115
Depreciation and amortization	32	26	106	97
EBITDA (excluding refinancing costs and losses on early extinguishment of debt)	308	281	715	690
Adjustments:
Share-based compensation and related taxes	16	6	35	21
Sponsor fees	4	3	14	13
Impairment of intangible assets	—	8	—	8
Termination expense	3	—	5	1
Store pre-opening costs	—	—	5	5
Store remodel costs	1	1	7	2
Foreign currency transaction losses (gains)	1	—	2	(1)
Store closing costs	1	2	5	4
Other (1)	—	2	5	4

Adjusted EBITDA	$334	$303	$793	$747

(1) Other adjustments relate to items such as moving and relocation expenses, franchise taxes, sign on bonuses and certain legal expenses.